EXHIBIT 10.12

FIRST AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “First Amendment”), dated as of April 28, 2018 and effective as of the Amendment Effective Date (as defined below) is entered into by and between T-Mobile US, Inc. (the “Company”), and J. Braxton Carter (“Executive”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Employment Agreement (as defined below).
RECITALS
WHEREAS, the Company and Executive are parties to that certain Amended and Restated Employment Agreement, dated as of December 20, 2017 (the “Employment Agreement”), which sets forth the terms and conditions of Executive’s employment as Executive Vice President and Chief Financial Officer of the Company;
WHEREAS, the Company anticipates entering into a Business Combination Agreement with Sprint Corporation and certain other parties named therein (the “BCA”) on or around April 29, 2018; and
WHEREAS, in connection with the Company’s entrance into the BCA, effective as of the date on which the BCA is fully executed (the “Amendment Effective Date”), the Company and Executive mutually desire to amend the Employment Agreement as set forth herein.
NOW, THEREFORE, in consideration of Executive’s continued service with the Company, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, effective as of the Amendment Effective Date, the Company and Executive hereby agree as follows:
AMENDMENT

1.
The Employment Agreement is hereby amended to provide, (i) that the “Term” of the Employment Agreement shall be the period commencing on the Effective Date and continuing until the Expiration Date (as defined below), (ii) to delete the references therein to extensions of the Term, and (iii) to clarify that, unless earlier terminated as permitted under the Employment Agreement, Executive’s employment with the Company will automatically terminate upon the expiration of the Term.

For purposes hereof, “Expiration Date” means the first to occur of the following dates:
(i)     if the Closing occurs, the twentieth (20th) day following the first quarterly or annual financial filing made by the Company (or the combined entity resulting from the Closing) after the closing of the transactions contemplated by the BCA (the “Closing”);
(ii)     if (x) prior to March 1, 2019, the Company publicly announces that the Closing will not occur for any reason and (y) the deadline for the Company’s next quarterly or annual financial filing after such public announcement is after March 1, 2019, the twentieth (20th) day following the date on which such quarterly or annual filing is made by the Company;
(iii)     if (x) prior to March 1, 2019, the Company publicly announces that the Closing will not occur for any reason and (y) the deadline for the Company’s next quarterly or annual financial filing after such public announcement is before March 1, 2019, March 1, 2019; and

(iv)     if, after March 1, 2019, the Company publicly announces that the Closing will not occur for any reason, the twentieth (20th) day following the first quarterly or annual financial filing made by the Company after such public announcement.

2.
For clarity, a termination of Executive’s employment under the Employment Agreement due to the expiration of the Term shall constitute a termination of the Executive’s employment by the Company without Cause under the Employment Agreement and under that certain letter agreement between Executive and the Company, dated as of the Amendment Effective Date, providing for Executive’s eligibility for severance payments and benefits following the Closing (or the Company’s public announcement that the Closing will not occur).

3.	This First Amendment shall become effective as of the Amendment Effective Date. If the BCA is not fully executed for any reason, this First Amendment shall be null and void and of no force or effect.

4.	This First Amendment shall be and hereby is incorporated into and forms a part of the Employment Agreement.

5.	Except as expressly provided herein, all terms and conditions of the Employment Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the Company and Executive have executed this First Amendment as of the date first above written.

COMPANY
T-Mobile US, Inc.

/s/ Elizabeth McAuliffe
Name:	Elizabeth McAuliffe
Title:	EVP, Human Resources

EXECUTIVE

/s/ J. Braxton Carter
J. Braxton Carter

(Signature Page to First Amendment to Employment Agreement)